Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-197797 on Form S-3 of Phillips 66 Partners LP and Phillips 66 Partners Finance Corporation, and Registration Statement No. 333-190195 on Form S-8 of Phillips 66 Partners LP, of our report dated February 12, 2016, relating to the consolidated financial statements of DCP Sand Hills Pipeline, LLC and subsidiaries as of and for the year ended December 31, 2015, appearing in this Current Report on Form 8-K of Phillips 66 Partners LP dated May 2, 2016.
We also consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-197797 on Form S-3 of Phillips 66 Partners LP and Phillips 66 Partners Finance Corporation, and Registration Statement No. 333-190195 on Form S-8 of Phillips 66 Partners LP, of our report dated February 12, 2016, relating to the consolidated financial statements of DCP Southern Hills Pipeline, LLC and subsidiaries as of and for the year ended December 31, 2015, appearing in this Current Report on Form 8-K of Phillips 66 Partners LP dated May 2, 2016.

/s/ Deloitte & Touche LLP

Denver, Colorado
May 2, 2016